UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2013

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5501 South Broadband Lane, Sioux Falls, SD  57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On June 10, 2013, Meta Financial Group, Inc. (the “Company”) announced that it had commenced an at-the-market equity offering program (the “Offering”).  In connection with the Offering, the Company is disclosing the following recent developments:

Financial highlights

Preliminary, unaudited financial highlights for the two-month period ended May 31, 2013 include the following:

•	Statement of Operations:

o	Net income during the two month period ended May 31, 2013 was $2.3 million compared to $1.6 million for the same two month period in fiscal 2012. The MPS segment recorded net income of $1.2 million, the Retail Bank segment recorded net income of $1.3 million and the Holding Company recorded a $0.2 million loss.

o	Noninterest income during the two month period ended May 31, 2013, which included a $0.5 million gain on sale of securities available for sale, was approximately $9.1 million, compared to $9.1 million for same period in 2012. The 2012 period included a $0.4 million loss on sale of securities available for sale along with a gain of $1.1 million on sale of an REO property.

o	Noninterest expense during the two month periods ended May 31, 2013 and May 31, 2012 was $12.3 million.

o	$0.1 million of the increase in earnings during the two months ended May 31, 2013 was attributable to an MPS business partner that had experienced a temporary business interruption beginning in April 2012. This business partner is now active and is continuing to ramp up its business with us. We expect the pre-tax contribution from this partner for the third fiscal quarter will be approximately $0.5 million.

•	Statement of Financial Condition:

o	At May 31, 2013, the Company had total assets of $1.7 billion, deposits of $1.4 billion, and stockholders’ equity of $146.7 million compared to total assets of $1.7 billion, deposits of $1.6 billion, and stockholders’ equity of $143.4 million at March 31, 2013.

o	Total loans, net of allowance for loan losses, increased $4.3 million to $335.2 million at May 31, 2013 from $330.9 million at March 31, 2013. The increase from March 31, 2013 primarily relates to higher residential mortgage loans of $7.1 million and $3.1 million in agricultural operating loans, partially offset by a decrease in commercial and multi-family real estate loans of $6.6 million.

o	The Retail Bank segment’s non-performing assets (NPA) were 0.11% of total assets at May 31, 2013 and March 31, 2013. There continued to be no non-performing assets within the MPS segment at May 31, 2013.

o	Investment and mortgage-backed securities available for sale (AFS) decreased $286.2 million during the two-month period ended May 31, 2013. The AFS securities portfolio totaled $951.1 million at May 31, 2013. The decrease was primarily due to the reclassification of $284.3 million of debt securities to held to maturity (HTM) on May 6, 2013 which was previously disclosed on Form 8-K filed on June 7, 2013. The HTM securities portfolio totaled $284.4 million at May 31, 2013.

o	Total deposits decreased $114.5 million, or 7%, to $1.44 billion at May 31, 2013 as compared to $1.56 billion at March 31, 2013, but increased $290.2 million, or 25%, compared to deposits at May 31, 2012. Deposits attributable to MPS decreased by $132.8 million, or 10%, at May 31, 2013, compared to March 31, 2013, but increased $278.6 million, or 30%, compared to deposits at May 31, 2012. The decrease in deposits from March 31, 2013 to May 31, 2013 is primarily attributable to seasonal fluctuations.

o	During the two-month period ended May 31, 2013, total borrowings increased $101.8 million, from $25.0 million to $126.8 million, as compared to March 31, 2013. This increase was attributable to reduced deposits.

•	Ratios:

o	Book value per common share outstanding increased by 61 cents from $26.08 at March 31, 2013 to $26.69 at May 31, 2013.

o	At May 31, 2013, the Company’s wholly-owned subsidiary, MetaBank™, exceeded federal regulatory requirements to remain classified as a well-capitalized institution. In that respect, MetaBank’s Tier 1 (core) capital to adjusted total assets was 8.82% compared to a well-capitalized requirement of 5.0%, its total capital to risk-weighted assets ratio was 23.68% compared to the well-capitalized requirement of 10.0%, and MetaBank’s Tier 1 (core) capital to risk-weighted assets ratio was 23.12% compared to the well-capitalized requirement of 6.0%. MetaBank’s Tier 1 (core) capital to average adjusted total assets ratio was 8.69%.

•	Net Interest Margin:

o	The Company’s net interest margin improved 2 basis points, from 2.45% for the six months ended March 31, 2013 to 2.47% for the eight months ended May 31, 2013.

o	Margin improvement was driven by a decrease in total deposits and interest-bearing liabilities rates of 1 basis point, from 0.21% for the six months ended March 31, 2013 to 0.20% for the eight months ended May 31, 2013.

o	The Company’s yield on earning assets was 2.66% for both the six months ended March 31, 2013 and the eight months ended May 31, 2013.

These preliminary, unaudited results have not been prepared in accordance with, and are subject to, the Company’s quarterly closing and review procedures and the regular quarterly review process of its independent auditors. As a result, the information presented herein is not necessarily indicative of the results to be expected for the third fiscal quarter of 2013, and we can provide no assurance that our results for June 2013 will not be significantly different than those for the first two months of the third fiscal quarter.

Russell 2000 Index

On June 14, 2013, Russell Investments announced a preliminary list of additions to certain of its indexes and the Company was advised that it was included on the preliminary list of additions to the Russell 2000 Index.  The list of additions to this index is expected to be finalized on June 28, 2013 and announced on July 1, 2013.   The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe.  The Russell 2000 is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index.  It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership.  The Russell 2000 Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including those made in this filing, in statements contained in its filings with the SEC, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by the Bank or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third party vendors; the scope of restrictions and compliance requirements imposed by the supervisory directives and/or the Consent Orders entered into by the Company and the Bank with the Office of Thrift Supervision (the functions of which were transferred to the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve) and any other such actions which may be initiated; the impact of changes in financial services’ laws and regulations, including but not limited to our relationship with our regulators, the OCC and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ David W. Leedom
David W. Leedom
Executive Vice President, Secretary,
Treasurer and Chief Financial Officer

Dated: June 18, 2013